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                               EXHIBIT 23 (j)(ii)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A No. 2-66073) dated October 31, 2000, of NRM Investment Company of our report dated October 3, 2000, included in the 2000 annual report to shareholders of NRM Investment Company.


                                                     /s/Beard & Company, Inc.
                                                      --------------------------
                                                        BEARD & COMPANY, INC.


Harrisburg, Pennsylvania
October 27, 2000